Exhibit 99.1
December 10, 2007

Mr. Richard Baker
Chief Executive Officer
NRDC Acquisition Corp.
3 Manhattanville Rd
Purchase, NY 10577

Dear Mr. Baker:

Effective October 3, 2007, the partners of Goldstein Golub Kessler LLP (GGK), became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement.  As a result of this transaction, the client-auditor relationship between NRDC Acquisition Corp. (Commission File Number 001-33749) and GGK, independent registered public accounting firm, has ceased.

Sincerely,

GOLDSTEIN GOLUB KESSLER LLP

cc:	PCAOB Letter File Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561